UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 12, 2019

Viewbix Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Aryeh Shenkar Street, Herzliya, Israel	4672514
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: 1 (855) 879-8439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Accounting Firm

On November 7, 2019, the Board of Directors of Viewbix Inc. (the “Company”) approved the dismissal of Halperin Ilanit CPA (“Halperin”) as its independent registered public accounting firm, effective as of November 7, 2019. Halperin had served as the Company’s independent registered public accounting firm for the fiscal periods beginning July 6, 2018 through November 7, 2019.

The audit reports of Halperin on the Company’s financial statements for the fiscal year ended 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended 2018, and the subsequent periods through November 7, 2019, the date of Halperin’s dismissal, there were no disagreements with Halperin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Halperin, would have caused Halperin to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years and the subsequent interim periods through November 7, 2019.

The Company delivered a copy of this Item 4.01 to Halperin on November 12, 2019 and requested a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. Halperin responded with a letter dated November 12, 2019, a copy of which is annexed hereto as Exhibit 16.1 stating that Halperin agrees with the statements set forth above.

(b) Appointment of New Independent Registered Accounting Firm

On November 7, 2019, the Board of Directors of the Company authorized the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte global network (“Deloitte Israel”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2019, and Deloitte Israel was appointed as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through November 7, 2019, neither the Company, nor anyone on its behalf, consulted Deloitte Israel regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Deloitte Israel concluded was an important factor considered by us in reaching our decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Deloitte Israel serves as the independent registered public accounting firm of the Company’s controlling stockholder, Algomizer Ltd., an Israeli company. The Company is of the position that it is in the best interests of the Company and its stockholders to align the independent registered public accounting firm of both the Company and its controlling stockholder in order to ensure greater efficiency and proficiency in all matters pertinent to the Company’s financial auditing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Halperin CPA, Financial Consulting & Management, dated November 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Jonathan Stefansky
Name:	Jonathan Stefansky
Title:	Chief Executive Officer

Date: November 12, 2019